Exhibit 99.1

Hercules Capital Announces Multiple Outstanding

Achievements by Numerous Investment Portfolio Companies

PALO ALTO, Calif., February 12, 2019 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the largest and leading specialty financing provider to innovative venture growth stage companies backed by some of the leading U.S. and top tier venture capital and select private equity firms, today announced some of the latest achievements for the following select portfolio companies.

“It’s truly wonderful to see so many of our portfolio companies executing and achieving value-creating milestones. I was also delighted to see the number of portfolio companies which have filed registration statements in preparation for their potential IPO debuts, a level we have not seen in quite some time,” said Manuel A. Henriquez, chairman and chief executive officer of Hercules. “The ongoing success and progress achieved by many of our high quality, innovative portfolio companies reinforce their continued access to various forms of growth capital, which highlights their momentum and demonstrates the many benefits in selecting and working with a capital partner that has scale and a balance sheet as a source of strength.”

Henriquez added, “We enter 2019 with an optimistic outlook, as many of our portfolio companies are expecting to pursue and ideally complete exits through a combination of IPOs and M&As, as evidenced by our seven companies in registration. These milestone achievements are even more impressive when you consider the current volatile market environment and increasing uncertainty about a potential US economic slowdown.”

Hercules Portfolio Company Achievements

Recently Completed New Financings

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BridgeBio Pharma LLC, a biopharmaceutical company that finds, develops and delivers breakthrough medicines for genetic diseases, raised $299.2 million to advance its genetic disease pipeline, which includes more than a dozen assets in preclinical and clinical development. KKR and Viking Global Investors led the round along with Sequoia Capital and existing investors including Perceptive Advisors, AIG, Aisling Capital, Cormorant Capital and Hercules Capital.

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Postmates Inc., a market leading logistics company that operates a network of couriers who deliver goods locally, raised an additional $100.0 million in equity funding at a $1.85 billion valuation. The company has garnered a total of $681.0 million in venture capital funding from investors, including BlackRock, Tiger Global, Spark Capital, Founders Fund, Uncork Capital and Slow Ventures.

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Contentful, the leading content infrastructure for digital teams, raised $33.5 million in Series D equity funding, led by Sapphire Ventures, with participation from OMERS Ventures, Salesforce Ventures, and existing investors including General Catalyst, BenchMark, Balderton Capital and Hercules Capital, bringing the total funding for Contentful to $78.3 million.

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Wrike, Inc., the collaborative work management platform for high-performance teams, signed a definitive agreement to receive a majority investment by Vista Equity Partners, a leading investment firm focused on software, data and technology-enabled businesses.

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OneLogin, Inc., the leader in Unified Access Management, which delivers simple and secure application access and identity management to enterprises, closed $100.0 million in growth financing. The financing was led by new investors Greenspring Associates and Silver Lake Waterman, as well as existing investors CRV, Scale Venture Partners and Blue Cloud Ventures.

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ClearObject, a leading IoT systems integration provider for asset and data intensive industries, announced that Egis Capital Partners and ABS Capital Partners have acquired a majority interest in the company. Terms of the investment were not disclosed.

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Gynesonics, a women’s healthcare company and the developer of the Sonata System and other advanced, incision-free solutions for the treatment of uterine conditions, raised a $75.0 million equity financing led by Bain Capital Life Sciences, along with existing investors, including Abingworth, Advanced Technology Ventures, Endeavour Vision, HealthCrest, InterWest Partners, HBM Partners, Correlation Ventures and Hercules Capital.

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Axovant Sciences (NASDAQ: AXON), a clinical-stage gene therapy company focused on developing a pipeline of innovative product candidates for debilitating neurological and neuromuscular diseases, announced pricing of its underwritten public offering of 30 million of its common shares at a price to the public of $1.00 per share.

FDA Approvals and Clinical Trials

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Verastem, Inc. (NASDAQ: VSTM), a biopharmaceutical company focused on developing and commercializing medicines to improve the survival and quality of life of cancer patients, received FDA approval of COPIKTRA, an oral inhibitor of phosphoinositide 3-kinase (PI3K), and the first approved dual inhibitor of PI3K-delta and PI3K gamma. COPIKTRA is approved for the treatment of adult patients with relapsed or refractory chronic lymphocytic leukemia/small lymphocytic lymphoma after at least two prior therapies.

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Paratek Pharmaceuticals, Inc. (NASDAQ: PRTK), a biopharmaceutical company focused on the development and commercialization of innovative therapies based upon its expertise in novel tetracycline chemistry, received FDA approval of NUZYRA, a treatment for adults with community-acquired bacterial pneumonia and acute skin and skin structure infections.

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AcelRx Pharmaceuticals, Inc. (NASDAQ: ACRX), a specialty pharmaceutical company focused on the development and commercialization of innovative therapies for use in a medically supervised setting, received FDA approval of DSUVIA, which is indicated for the management of acute pain in adults that is severe enough to require an opioid analgesic in certified medically supervised healthcare settings, such as hospitals, surgical centers, and emergency departments.

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Antares Pharma, Inc. (NASDAQ: ATRS), a specialty pharmaceutical company focused on the development and commercialization of self-administered parenteral pharmaceutical products using advanced drug delivery auto injection technology, received FDA approval of XYOSTED, the first FDA approved subcutaneous testosterone enanthate product for once-weekly, at-home self-administration with an easy-to-use, single dose, disposable QuickShot auto injector. XYOSTED is indicated for testosterone replacement therapy in adult males for conditions associated with a deficiency or absence of endogenous testosterone.

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Stealth BioTherapeutics Corp., a clinical-stage biopharmaceutical company developing therapeutics to treat mitochondrial dysfunction, was granted Fast Track designation by the FDA for its lead investigational candidate, elamipretide, for the treatment of dry age-related macular degeneration with geographic atrophy.

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Flowonix Medical, Inc., a medical device company working with healthcare professionals to help improve patient’s lives through targeted drug delivery innovation and therapy advancements, received FDA approval to market the Flowonix Maestro Software for Clinician Programmers used to program Prometra Pump Systems. The new software is designed to improve the user experience for both clinicians and patients.

M&A Activities

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Art.com Inc., one of the largest online sellers of art and wall décor globally, has entered into a definitive agreement to be acquired by Walmart (NYSE: WMT), a multinational retail corporation that operates a chain of hypermarket, discount department stores and grocery stores. Terms of the acquisition were not disclosed.

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Labcyte Inc., a global biotechnology tools company developing acoustic liquid handling, was acquired by Beckman Coulter Life Sciences, a developer and manufacturer of products that simplify, automate and innovate complex biomedical testing. Labcyte will transition into Beckman Coulter Life Sciences under the larger Danaher Life Sciences platform of companies. Terms of the acquisition were not disclosed.

IPO Activities

As of February 11, 2019, Hercules held warrant and equity positions in seven (7) portfolio companies that had filed Registration Statements in contemplation of a potential IPO, including:

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Stealth Bio Therapeutics Corp., a clinical-stage biopharmaceutical company developing therapeutics to treat mitochondrial dysfunction, filed a public registration with NASDAQ in contemplation of a potential public offering and plans to list its shares under the ticker symbol “MITO.”

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Avedro, Inc., a leading commercial-stage ophthalmic medical technology company focused on treating corneal ectatic disorders and improving vision to reduce dependency on eyeglasses or contact lenses, has filed an S-1 registration statement with the Securities and Exchange Commission to raise $86.25 million in an IPO of its common stock. Avedro has developed a proprietary medical device system that treats corneal ectatic disorders.

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Lightspeed POS, Inc. (aka Lightspeed Retail), a cloud-based point-of-sale (POS) software solution used by more than 50,000 retailers and restaurants, has filed a preliminary prospectus with Canadian regulators and plans to list its shares on the Toronto Stock Exchange under the ticker symbol “LSPD.”

●	Four (4) portfolio companies filed confidentially under the JOBS Act.

There can be no assurances that companies that have yet to complete their IPOs will do so.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $8.2 billion to over 440 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.”

In addition, Hercules has six outstanding bond issuances:

Institutional Senior Unsecured Notes PAR $1000.00

●	4.625% Notes due 2022

Retail Senior Unsecured Notes (“Baby Bonds”) PAR $25.00

●	5.25% Notes due 2025 (NYSE: HCXZ)
●	6.25% Notes due 2033 (NYSE: HCXY)

Convertible Notes

●	4.375% Convertible Notes due 2022

Securitization Notes

●	4.605% Asset-backed Notes due 2027
●	4.703% Asset-backed Notes due 2028

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com